UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Bohannon Drive, Suite 250 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2017, Versartis, Inc. (the “Company”) and Bohannon Associates, a California partnership (“Landlord”), entered into a lease agreement (the “Lease”) for approximately 34,464 rentable square feet located in the building located at 1020 Marsh Road, Menlo Park, California (the “1020 Space”) and for approximately 17,432 rentable square feet located on the second floor of the building located at 1060 Marsh Road, Menlo Park, California (the “1060 Space,” and collectively with the 1020 Space, the “Premises”). The Premises will serve as the Company’s corporate headquarters.

The anticipated delivery date of the 1020 Space is April 10, 2017. The anticipated delivery date for the 1060 Space is November 1, 2017. The initial term of the Lease is 93 months commencing on the date that is 120 days after the 1020 Space is delivered (the “Term”), with one renewal option for a five-year term. The Company has the option to terminate the Lease with respect to the 1060 Space by so notifying Landlord on or before October 31, 2017, in which event the Term of the Lease with respect to the 1020 Space will be reduced to 86 months.

With respect to the 1020 Space, base rent shall be $198,168 per month, subject to 3% annual increases. With respect to the 1060 Space, base rent shall be $100,234 per month, subject to 3% annual increases. In addition to the base rent, the Company shall pay additional rent for the Company’s proportionate share of operating expenses, taxes, utilities and insurance expenses for the complex in which the Premises are located.

As an inducement to enter into the Lease, Landlord will provide the Company with a $1,895,520 and a $958,760 tenant improvement allowance for the 1020 Space and the 1060 Space, respectively. The Company is providing the Landlord with a letter of credit to secure the Company’s obligations under the Lease in the initial amount of $2,378,016, to be increased to $3,580,824 if the Company does not elect to terminate the Lease with respect to the 1060 Space, which is subject to reductions in future years if certain financial hurdles are met.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2017	Versartis, Inc.

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer and Chief Operating Officer